UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2023

ALKERMES PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-35299	98-1007018
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Connaught House, 1 Burlington Road
Dublin 4, Ireland D04 C5Y6
(Address of principal executive offices)

Registrant's telephone number, including area code: + 353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.01 par value	ALKS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 25, 2023, Alkermes plc (together with its subsidiaries, the “Company”) issued a press release related to the matter described in this Current Report on Form 8-K, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. This Item 7.01 and Exhibit 99.1 furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On April 19, 2023, the Company received a second interim award (the “Second Interim Award”) from the arbitral tribunal (the “Tribunal”) in its arbitration proceedings with Janssen Pharmaceutica N.V. (“Janssen”), a subsidiary of Johnson & Johnson, in respect of Janssen’s partial termination in the United States of two license agreements with the Company.  The Second Interim Award follows the interim award issued by the Tribunal on December 21, 2022, in which the Tribunal found that, while Janssen may terminate the agreements, it may not continue to sell Products (as defined in the agreements) developed during the term of the agreements without paying royalties pursuant to the terms of the respective agreements.

Pursuant to the Second Interim Award, back royalties related to fiscal year 2022 of approximately $194 million (inclusive of interest) are due to the Company under the two agreements; a separate Know-How Royalty (as defined in the applicable license agreement) term applies for each of INVEGA SUSTENNA®, INVEGA TRINZA® and INVEGA HAFYERA®, as follows: (i) the term for INVEGA SUSTENNA ends on August 20, 2024, (ii) the term for INVEGA TRINZA ends in the second quarter of 2030 (but no later than May 2030 when the applicable license agreement expires), and (iii) the term for INVEGA HAFYERA ends in May 2030 (when the applicable license agreement expires); and royalties for CABENUVA® in the United States are owed until Dec. 31, 2036.

The Tribunal directed the parties to confer and advise within 21 days concerning the rate of interest and proposed further proceedings, including whether any issues remain for resolution by the Tribunal prior to the Tribunal’s issuance of a final award.

In accordance with the license agreements, the arbitration is being conducted pursuant to the Institute for Conflict Prevention and Resolution (CPR) Rules for Non-Administered Arbitration before a panel of three arbitrators. Alkermes does not intend to comment or provide additional information regarding the arbitration at this time.

The Company disclaims any obligation to update or revise the information set forth in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

99.1	Press release issued by Alkermes plc dated April 25, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Note Regarding Forward-Looking Statements

Certain statements set forth or incorporated by reference in Item 8.01 above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, but not limited to, statements concerning the Company’s expectations regarding the back royalties and interest due to the Company under the license agreements with Janssen, the respective duration of the royalty term for each product under the license agreements and expectations regarding further proceedings before the Tribunal, if any. The Company cautions that forward-looking statements are inherently uncertain. The forward-looking statements are neither promises nor guarantees and they are necessarily subject to a high degree of uncertainty and risk. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, among others, that the terms of the final award to be issued by the Tribunal may differ from the terms of the interim awards issued by the Tribunal and may be challenged, and those risks and uncertainties described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and in subsequent filings made by the Company with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in Item 8.01.

INVEGA SUSTENNA®, INVEGA TRINZA®, and INVEGA HAFYERA® are registered trademarks of Johnson & Johnson or its affiliated companies. CABENUVA® is a registered trademark of ViiV Healthcare UK (No.3) Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: April 25, 2023	By:	/s/ Iain M. Brown
Iain M. Brown
Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

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